As filed with the Securities and Exchange Commission on June 5, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION
(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333
Attention: Corporate Secretary
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington DC 20005
(202) 572-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christelle Gedeon Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario, Canada K7A 0A8 (855) 558-9333	Yariv Katz Keith Pisani Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Jonathan Sherman Tayyaba Khan Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre — North Tower, 40 Temperance St. Toronto, Ontario, Canada M5H 0B4 (416) 869-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus
Common Shares
Exchangeable Shares
Debt Securities
Subscription Receipts
Units
Warrants

We and any selling securityholders identified in supplements to this prospectus may from time to time offer and sell our common shares (“Common Shares”), non-voting and non-participating exchangeable shares (the “Exchangeable Shares”), debt securities (“Debt Securities”), subscription receipts (“Subscription Receipts”), units (“Units”), and warrants (“Warrants”) (collectively, the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. The Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of the Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

This prospectus may not be used to sell the Securities unless accompanied by a prospectus supplement.

We or any selling securityholders may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution.” The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us or any selling securityholders in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us or any selling securityholders, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC.” On June 4, 2024, the closing price of our Common Shares on Nasdaq was US$7.81 per share. Unless otherwise specified in the applicable prospectus supplement, the Exchangeable Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” on page 4 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information.”
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 5, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and/or any selling securityholders may sell from time to time any combination of the Securities described in this prospectus. This prospectus only provides you with a general description of the Securities that we and/or any selling securityholders may offer. Each time we or any selling securityholders sell Securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered, and information regarding the selling securityholders, if any. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplements or any applicable free writing prospectus, may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus and in any prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus or included or incorporated by reference in any prospectus supplement is determined using U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on our behalf. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 30, 2024;

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Our Current Reports on Form 8-K, filed with the SEC on April 1, 2024, April 16, 2024 (excluding information under Item 7.01), April 19, 2024 (excluding information under Item 7.01), April 30, 2024, May 6, 2024 (excluding information under Item 7.01), May 13, 2024 and June 5, 2024 (excluding information under Item 7.01); and

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The description of our Common Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 30, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward Looking Statements” in the most recent Annual Report on Form 10-K of the Company as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference in this prospectus, any prospectus supplement and any applicable free writing prospectus, or as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THE COMPANY
We are a world-leading cannabis company which produces, distributes, and sells a diverse range of cannabis and cannabis-related products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16, and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our core operations are in Canada, Europe (including Germany, Poland and Czech Republic) and Australia.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Our Common Shares are listed for trading on the TSX under the symbol “WEED” and Nasdaq under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any Securities as set forth in the applicable prospectus supplement relating to that offering of Securities. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of Securities by any selling securityholders.

DESCRIPTION OF CAPITAL SHARES
General
The following description of our Common Shares and Exchangeable Shares is a summary and does not purport to be complete. It is based on and qualified in its entirety by reference to our articles of incorporation, as amended (the “Articles of Incorporation”) and our by-laws, as amended (the “By-laws”), each of which are incorporated by reference as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our By-laws for additional information.
Common Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Common Shares. As of the close of business on the date prior to the date of this prospectus, there were an aggregate of 76,197,615 Common Shares issued and outstanding. The Common Shares may be offered separately or together with other Securities, as the case may be. The primary trading markets of exchange for our Common Shares are Nasdaq the TSX, under the trading symbols “CGC” and “WEED,” respectively.
Voting Rights:   Holders of our Common Shares are entitled to receive notice of and to attend all meetings of shareholders to be convened by Canopy Growth. Each holder of our Common Shares is entitled to one vote per Common Share held on all matters voted on by the shareholders, either in person or by proxy. At any meeting of shareholders, every matter brought before such meeting shall, unless otherwise required by our Articles of Incorporation, By-laws or by applicable law, be determined by the affirmative vote of the majority of the votes cast on the matter. Our Common Shares do not have cumulative voting rights.
Dividends and Liquidation Rights:   Holders of our Common Shares are entitled to receive dividends, if any, as may be declared by our board of directors (the “Board”) in its discretion, out of funds legally available for the payment of dividends. Holders of our Common Shares are entitled to share ratably in all assets of Canopy Growth legally available for distribution to holders of our Common Shares in the event of liquidation, dissolution or winding-up of Canopy Growth, whether voluntary or involuntary.
Subdivision or Consolidation:   No subdivision or consolidation of our Common Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share.
Other Rights and Preferences:   There are no sinking fund, preemptive or redemption rights attached to our Common Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Common Shares is Odyssey Trust Company. The transfer agent and registrar’s address is Stock Exchange Tower, 1230 – 300 5th Avenue Southwest, Calgary, Alberta, T2P 3C4, and its telephone number is (888) 290-1175.
Exchangeable Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Exchangeable Shares. As of the close of business on the date prior to the date of this prospectus, there were an aggregate of 26,261,474 Exchangeable Shares issued and outstanding. There is no trading market for our Exchangeable Shares.
Voting Rights:   Holders of our Exchangeable Shares are not entitled to receive notice of, attend, or vote at meetings of the shareholders to be convened by Canopy Growth; provided that the holders of Exchangeable Shares will, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of Canopy Growth or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares will not be entitled to vote at such meetings.
Dividends and Liquidation Rights:   The holders of Exchangeable Shares will not be entitled to receive any dividends. In the event of the dissolution, liquidation or winding-up of Canopy Growth or any other distribution of assets of Canopy Growth among its shareholders for the purpose of winding-up its affairs, the holders of Exchangeable Shares will not be entitled to receive any amount, property or assets of Canopy Growth.
Subdivision or Consolidation:   No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, our Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be converted into one Common Share.
Change of Control:   Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving our Common Shares, or a sale or conveyance of all or substantially all the assets of Canopy Growth to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of such Change of Control will remain outstanding and, upon the exchange of such Exchangeable Share thereafter, will be entitled to receive and will accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event the Exchangeable Shares are to be exchanged for securities of another entity with securities that are substantially similar to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the Board, acting reasonably, using the same exchange ratio as is applicable for our Common Shares in connection with the Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control will be exchanged for the Alternative Exchangeable Security.
While holders of Exchangeable Shares will be permitted to freely sell or transfer the Exchangeable Shares (unless the Common Shares that were converted into Exchangeable Shares were “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act), the Company does not expect that an active or liquid trading market for the Exchangeable Shares will develop or be sustained. Each transfer of Exchangeable Shares will be accompanied by certification to the Company by the transferring holder of the Exchangeable Shares that such holder reasonably believes that such transfer is occurring in compliance with the Canadian take-over bid requirements as though the Exchangeable Shares were voting securities or equity securities of the Company. To the extent a holder of Common Shares that are “restricted securities” converts those Common Shares into Exchangeable Shares, those Exchangeable Shares will also be “restricted securities,” which can only be sold pursuant to a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. The Exchangeable Shares are not expected to be listed on a stock exchange or over-the-counter market.
If the Adjusted Exchange Consideration includes cash, then Canopy Growth will, or will cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by Canopy Growth on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately prior to the Change of Control. All such funds will be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and will solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares into Common Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis).
If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares will be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares will be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration will equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction.
Other Rights and Preferences:   There are no sinking fund, preemptive, or redemption rights attached to our Exchangeable Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Exchangeable Shares is Odyssey Trust Company. The transfer agent and registrar’s address is Stock Exchange Tower, 1230 – 300 5th Avenue Southwest, Calgary, Alberta, T2P 3C4, and its telephone number is (888) 290-1175.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.
General
The particular terms of each issue of Subscription Receipts will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the designation and aggregate number of such Subscription Receipts being offered;

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the price at which such Subscription Receipts will be offered;

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the designation, number and terms of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

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the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof;

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the procedures for the issuance and delivery of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

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whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

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the identity of the Escrow Agent;

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

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the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

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procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;

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if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

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whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

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whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

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whether the Company will apply to list such Subscription Receipts on any exchange;

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the material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts; and

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any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS
The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.
The particular terms of each issue of Units will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Units;

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the price at which the Units will be offered;

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the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

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whether the Company will apply to list the Units on any exchange;

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the material U.S. and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

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whether the Units will be issued in fully registered or global form.

DESCRIPTION OF WARRANTS
The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Exchangeable Shares, Debt Securities or Units that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant agreement to be entered into by the Company and one or more banks or trust companies acting as warrant agent.
The statements made in this prospectus relating to any warrant agreement and Warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant agreement. You should refer to the warrant agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant agreement relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.
The particular terms of each issue of Warrants will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Warrants;

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the price at which the Warrants will be offered;

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the designation, number and terms of the Common Shares, Exchangeable Shares, Debt Securities or Units, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

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the exercise price of the Warrants;

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if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

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provisions as to modification, amendment or variation of the warrant agreement or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Exchangeable Shares, Debt Securities, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
the material U.S. and Canadian federal income tax consequences of owning the Warrants; and

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any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant agreement(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Each debt security of the same series of debt securities will rank pari passu with each other debt security of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all of our other present and future unsecured obligations or indebtedness.
The debt securities will be issued under an indenture between us and Computershare Trust Company of Canada as trustee or such other trustee named in the prospectus supplement, which will be based on a form of indenture. We have summarized select portions of the form of indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the form of indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the form of indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the form of indenture.
As used in this section only, “Canopy Growth,” “we,” “our” or “us” refer to Canopy Growth Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in a resolution of the Board, in an officer’s certificate or by a supplemental indenture (Section 2.3). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount (Section 2.2 and Section 2.3). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series;

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any limit upon the aggregate principal amount of the debt securities of the series that may be certified and delivered under the indenture;

•
the date or dates on which the principal of the debt securities of the series is payable;

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the rate or rates at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

•
the place or places where the principal of and any interest on debt securities of the series shall be payable or where any debt securities of the series may be surrendered for registration of transfer or exchange;

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the right, if any, of Canopy Growth to redeem debt securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, debt securities of the series may be so redeemed;

•
the obligation, if any, of Canopy Growth to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

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subject to the provisions of the indenture, any trustee, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities of the series;

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any other events of default or covenants with respect to the debt securities of the series;

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whether and under what circumstances the debt securities of the series will be convertible into or exchangeable for securities of any person;

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the form and terms of the debt securities of the series;

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if applicable, that the debt securities of the series shall be issuable in certificated or uncertificated form;

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if other than Dollars, the currency in which the debt securities of the series are issuable; and

•
any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture) (Section 2.3).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
The debt securities of a series may be issued in whole or in part as one or more global debt securities, that may or may not be book-entry based only debt securities, registered in the name of a depository, or its nominee, designated by Canopy Growth in a written direction delivered to the trustee at the time of issue of such debt securities. The debt securities may also be issued in certificated form (we will refer to any debt security represented by a certificated security as a “debt security certificate”) as set forth in the applicable prospectus supplement.
You may transfer or exchange certificated debt securities at the offices of the trustee in accordance with the terms of the indenture (Section 3.6). Subject to certain exceptions, service charges will be applied for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental or other charges payable in connection with a transfer or exchange (Section 3.8).
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the debt security certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.
Covenants
In addition to those restrictive covenants set forth in the indenture, we will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities (Article 8).

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not, without the consent of the holders of the debt securities, such consent not to be unreasonably withheld, conditioned or delayed, consolidate with or amalgamate or merge with or into any person (other than a directly or indirectly wholly-owned subsidiary of ours) or sell, convey, transfer or lease all or substantially all of our properties and assets to another person (other than a directly or indirectly wholly-owned subsidiary of ours) unless:
•
the person formed by such consolidation or into which Canopy Growth is amalgamated or merged, or the person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties, assets and/or equity interests of Canopy Growth is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than Canopy Growth or the continuing corporation resulting from the amalgamation of Canopy Growth with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the obligations of Canopy Growth under the debt securities and indenture and the performance or observance of every covenant and provision of the indenture and debt securities required on the part of Canopy Growth to be performed or observed and, to the extent applicable, any conversion rights, including with respect to a similar conversion price relative to shares of the other person that are listed on a recognized stock exchange, by supplemental indenture satisfactory in form to the trustee, executed and delivered to the trustee, by the person (if other than Canopy Growth or the continuing corporation resulting from the amalgamation of Canopy Growth with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which Canopy Growth shall have been merged or by the person which shall have acquired Canopy Growth’s assets;

•
after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
if Canopy Growth or the continuing corporation resulting from the amalgamation or merger of Canopy Growth with another person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, Canopy Growth shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the trustee an officer’s certificate and an opinion of counsel, which complies with section 314 of the Trust Indenture Act to the extent required by the provisions thereof, each stating that such consolidation, merger or transfer complies with Article 11 of the indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article 11, and that all conditions precedent in the indenture relating to such transaction have been complied with (Article 11).

The sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more subsidiaries of Canopy Growth (other than to Canopy Growth or another wholly-owned subsidiary of Canopy Growth), which, if such properties or assets were directly owned by Canopy Growth, would constitute all or substantially all of the properties and assets of Canopy Growth and its subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of Canopy Growth (Article 11).
Events of Default
“Event of default” means with respect to any series of debt securities, any of the following:
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failure for 30 days to pay interest on the debt securities when payable;

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failure for 15 days to pay principal or premium, if any, when due on the debt securities whether at maturity, upon redemption, by declaration or otherwise;

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default in the observance or performance of any other covenant or condition of the indenture by Canopy Growth and the failure to cure (or obtain a waiver by the requisite debt securities holders for) such default for a period of 60 days after notice in writing has been given by the trustee (in the manner and to the extent provided in the Trust Indenture Act) or from holders of not less than 50% in aggregate principal amount of the debt securities to Canopy Growth specifying such default and requiring Canopy Growth to rectify such default or obtain a waiver for same;

•
the occurrence of a default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any mortgage, agreement or other instrument of Canopy Growth under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of Canopy Growth, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

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if a decree or order of a court having jurisdiction is entered adjudging Canopy Growth as bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of Canopy Growth, or appointing a receiver of, or of any substantial part of, the property of Canopy Growth or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

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if Canopy Growth institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of Canopy Growth or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

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if a resolution is passed for the winding-up or liquidation of Canopy Growth except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 of the indenture are duly observed and performed;

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if Canopy Growth fails to comply with Article 11 of the indenture; and

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any other event of default provided with respect to debt securities of a particular series, which is specified in a Board resolution, a supplemental indenture or an officer’s certificate (Section 9.1).

We will notify the trustee and the debt securities holders by way of an officer’s certificate setting forth the details of such event of default, its status and the action that we are taking or proposing to take in respect thereof upon obtaining knowledge of any event of default under the indenture (Section 8.3).
If an event of default occurs and is continuing, then the trustee may, upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the debt securities then outstanding (or if the event of default shall exist only in respect of one or more series of the debt securities then outstanding, then upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the debt securities of such series then outstanding) subject to the provisions of Section 9.3 of the indenture and in the manner and to the extent provided in the Trust Indenture Act, by notice in writing to us declare the principal of and interest and premium, if any, on all debt securities then outstanding and all other amounts outstanding under the indenture to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the event of default shall exist only in respect of one or more series of the debt securities then outstanding, then the trustee may declare due and payable the principal and interest and premium, if any, only with respect to such debt securities in respect of which there is an event of default) to the trustee. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and interest and premium, if any, on all outstanding debt securities and all other amounts outstanding under the indenture shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities (Section 9.1).
Upon the happening or continuance of any event of default, the holders of the debt securities shall have the power by requisition in writing by the holders of more than 50% of the principal amount of debt securities then outstanding, to instruct the trustee to waive any event of default and to cancel any declaration made by the trustee pursuant to the terms of the indenture and the trustee shall thereupon waive the event of default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the event of default has occurred by reason of the non-observance or non-performance by Canopy Growth of any covenant applicable only to one or more series of debt securities, then the holders of more than 50% of the principal amount of the outstanding debt securities of that series shall be entitled to exercise the foregoing power and the trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of debt securities. The trustee, so long as it has not become bound to declare the principal, premium (if any) and interest (if any) on the debt securities then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any event of default if, in the trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the trustee in the exercise of its reasonable discretion, upon such terms and conditions as the trustee may deem advisable in good faith (Section 9.3(1)).
We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee is not under any obligation to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the trustee and of the debt securities holders under the indenture and that such obligation shall be conditional upon the debt securitiesholders furnishing when required by notice in writing by the trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the trustee to protect and hold harmless the trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof (Section 16.12(1)).
No holder of any debt securities shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest or any other amount on the debt securities or for the execution of any trust or power under the indenture or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have Canopy Growth wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy under the indenture, unless: (a) such holder shall previously have given to the trustee written notice of the happening of an event of default under the indenture; (b) the debt securitiesholders by written instrument signed by the holders of at least 50% in principal amount of the debt securities then outstanding shall have made a request to the trustee and the trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers granted under the indenture or to institute an action, suit or proceeding in its name for such purpose; (c) the debt securitiesholders or any of them shall have furnished to the trustee, when so requested by the trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the trustee, to be conditions precedent to any such proceeding or for any other remedy under the indenture by or on behalf of the holder of any debt securities, it being understood and intended that no one or more of such debt securitiesholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other debt securitiesholders in the case of any event of default, or to obtain or to seek to obtain priority or preference over any other of such debt securitiesholders or to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all debt securitiesholders (Section 9.5).
Notwithstanding any other provision in the indenture, the holder of any debt securities will have an absolute and unconditional right to receive payment of the principal of, premium (if any) and interest (if any) on that debt security on or after the due dates expressed in that debt security and, subject to the limitations on a debt securitiesholder’s ability to institute suit contained in Section 9.5 of the indenture, to institute suit for the enforcement of payment and such rights shall not be impaired without the consent of such debt securitiesholder (Section 9.12).
The indenture requires us, within 120 days after the end of each fiscal year, to deliver to the trustee an officer’s certificate stating whether we have any knowledge of any event of default that is continuing and, if so, specifying each such event of default and the nature thereof. We will also have to comply with Section 314(a)(4) of the Trust Indenture Act (Section 8.6).
If an event of default shall occur and be continuing the trustee shall, within 30 days after it receives written notice of the occurrence of such event of default, give notice of such event of default to the debt security holders in the manner provided in the indenture and in the manner and to the extent provided in the Trust Indenture Act; provided that notwithstanding the foregoing, unless the trustee shall have been requested to do so by the holders of at least 50% of the principal amount of the debt securities then outstanding, and except in the case of an event of default in the payment of the principal of, or premium, if any, or interest on, any of the debt securities or in the making of any sinking fund payment with respect to the debt securities, the trustee shall be protected in withholding such notice if and so long as the Board, the executive committee or a committee of directors or responsible officers (as applicable) of the trustee determine in good faith that the withholding of such notice is in the interests of the debt security holders. The trustee shall advise Canopy Growth in writing of such determination to withhold notice (Section 9.2(1)).
When notice of the occurrence of an event of default has been given and the event of default is thereafter cured, notice that the event of default is no longer continuing shall be given by the trustee to the debt securitiesholders within 15 days after the trustee becomes aware the event of default has been cured (Section 9.2(2)).
The indenture provides that the trustee will not be deemed to have notice of any event of default, except events of default relating to payments of interest, principal or premium, unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event that is in fact such an event of default is received by the trustee at the corporate trust office of the trustee, and such notice references the debt securities and the indenture (Section 9.2(3)).
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security to:
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provide for the issuance of debt securities under the indenture;

•
curing any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture or to conform the terms of the indenture, as amended and supplemented;

•
making any change in the debt securities that does not adversely affect in any material respect the rights of the debt securities holders;

•
adding to the covenants of Canopy Growth contained for the protection of the debt securities holders or providing for events of default, in addition to those specified in the indenture;

•
making such provisions not inconsistent with the indenture as may be necessary or desirable with respect to matters or questions arising under the indenture, including the making of any modifications in the form of the debt securities which do not affect the substance thereof and which in the opinion of the trustee relying on an opinion of counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, will not be prejudicial to the interests of the debt securities holders;

•
evidencing the succession, or successive successions, of others to Canopy Growth and the covenants of and obligations assumed by any such successor in accordance with the provisions of the indenture; and

•
to add or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act (Section 17.1).

We may also modify, amend or supplement the indenture or the debt securities of any series with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
change the stated maturity of the principal of, premium (if any) or any installment of interest (if any) on any debt securities, or reduce the principal amount thereof, premium (if any) or the rate of interest (if any) thereon, or adversely affect any right of repayment at the option of any debt securitiesholder, or change the currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of repayment at the option of the debt securitiesholder, on or after the repayment date), or adversely affect any right to convert or exchange any debt securities as may be provided in the indenture, or

•
reduce the percentage in principal amount of the outstanding debt securities required for any such supplemental indenture, or the consent of whose debt securitiesholders is required for any waiver of compliance with certain provisions of the indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in the indenture, or

•
modify any of the provisions of Section 17.2 or Section 9.12 of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture which affect cannot be modified or waived without the consent of the debt securitiesholders of each outstanding debt security.

It shall not be necessary for any consent of debt securitiesholders under Section 17.2 of the indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof (Section 17.2).
Defeasance of debt securities
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than Dollars, cash in the currency or currency unit in which the debt securities are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States or the government that issued the currency or currency unit in which the debt securities are payable (Section 10.5).
No Personal Liability of Directors
None of our directors will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation (Section 18.3).
Governing Law
The indenture and debt securities will be governed by and construed in accordance with the laws of the Province of Ontario, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

CERTAIN INCOME TAX CONSIDERATIONS
The applicable prospectus supplement will describe certain material U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).
The applicable prospectus supplement will also describe certain material Canadian federal income tax consequences, if any, to an investor, including investors who are non-residents of Canada, of acquiring, owning and disposing any Securities offered thereunder.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, and their pledgees, donees, transferees or other sucessors in interest, may sell the Securities being offered by this prospectus, on a continuous or delayed basis, separately or together: (a) to or through one or more underwriters or dealers; (b) through one or more agents; (c) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; (d) directly to one or more other purchasers; or (e) through a combination of any of these methods of sale or by any other legally available means.
The Securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including in transactions that are deemed to be “at-the-market distributions,” including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities.
A description of such price will be disclosed in the applicable prospectus supplement. The prices at which the Securities may be offered may vary as between purchaser and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company. The Company will obtain any requisite exemptive relief prior to conducting “at-the-market distributions.”
Each prospectus supplement will set forth the terms of the offering, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.
By Underwriters
If underwriters are used in the sale of Securities under this prospectus and any prospectus supplement, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased. The Company or selling securityholders may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.
By Dealers
If dealers are used, and if so specified in the applicable prospectus supplement, the Company or selling securityholders will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Company will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
The Securities may also be sold through agents designated by the Company or selling securityholders. Any agent involved will be named, and any fees or commissions payable by the Company or selling securityholders to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Direct Sales
Securities may also be sold directly by the Company or selling securityholders at such prices and upon such terms as agreed to by the Company or selling securityholders and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.
Selling Securityholders
The selling securityholders, and their pledgees, donees, transferees or other successors in interest, may offer the Securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the Securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those Securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.
In addition to the foregoing, each of the selling securityholders may offer the Securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for the Securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
Each of the selling securityholders also may resell all or a portion of the Securities that the selling securityholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144.
We will not receive any of the proceeds from the sale of the Securities by selling securityholders.
General Information
Selling securityholders, underwriters, dealers and agents that participate in the distribution of the Securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed underwriters under the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
Selling securityholders, underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and U.S. securities legislation, or to contribution with respect to payments which such selling securityholders, underwriters, dealers or agents may be required to make in respect thereof. Such selling securityholders, underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
In connection with any offering of Securities (unless otherwise specified in the prospectus supplement), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common

Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions,” underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter of an “at-the-market distribution,” and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Common Shares, including selling an aggregate number of Common Shares that would result in the underwriter creating an over-allocation position in the Common Shares.
Each class of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.
Unless otherwise specified in the applicable prospectus supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable prospectus supplement, there is no market through which the Subscription Receipts, Units, Warrants and Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this prospectus. This may affect the pricing of the Subscription Receipts, Units, Warrants and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issues will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.
Registration Rights
Certain holders of our Common Shares are entitled to rights with respect to the registration of such shares for public resale under the Securities Act.
Certain U.S. Matters
Any Securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
To comply with the securities laws of some states of the United States, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states of the United States the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
The validity of the Common Shares, Exchangeable Shares, Subscription Receipts, Units, Warrants and Debt Securities offered hereby and certain other Canadian legal matters related to the Securities being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP. Certain matters of U.S. law will be passed upon for us by Paul Hastings LLP, New York, New York. Any selling securityholders or any underwriters, dealers or agents will be advised by their own legal counsel concerning matters relating to any offering.
EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2024 and for the year then ended, and the effectiveness of internal control over financial reporting as of March 31, 2024, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2023, and for each of the years in the two-year period ended March 31, 2023, have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the 2023 Annual Report contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Canopy Growth Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this Registration Statement.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:
SEC Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$	**

*
Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act. SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time.

**
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Under the CBCA, the Company may indemnify a present or former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Company as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Company may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.
The By-laws of the Company provide that, subject to the CBCA, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that such person’s conduct was lawful. The By-laws of the Company further obligate the Company to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, subject to the repayment of these moneys if the individual does not fulfil the Indemnity Conditions.

The By-laws of the Company provide that the Company may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Company or an individual acting in a similar capacity of the Company or of another body corporate where he or she acts or acted in that capacity at the Company’s request, as the Board may from time to time determine. The Company has purchased third party director and officer liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the By-laws of the Company and the CBCA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Reference is made to Item 17 for the undertakings of the Company with respect to indemnification for liabilities arising under the Securities Act.
Item 16.   Exhibits.
Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
2.1‡
Arrangement Agreement, dated as of April 18, 2019, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

2.2
First Amendment to Arrangement Agreement, dated as of May 15, 2019, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

2.3
Proposal Agreement, dated as of June 24, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2020).

2.4‡
Second Amendment to the Arrangement Agreement, dated as of September 23, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 23, 2020).

2.5
Floating Share Arrangement Agreement, dated October 24, 2022, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

2.6
First Amendment to Arrangement Agreement, dated March 17, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Acreage Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 21, 2023).

2.7
Second Amendment to Arrangement Agreement, dated May 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 2, 2023).

2.8
Third Amendment to Arrangement Agreement, dated August 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 1, 2023).

2.9
Fourth Amendment to Arrangement Agreement, dated October 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2023).

Exhibit Number	Description
2.10
Fifth Amendment to Arrangement Agreement, dated December 29, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 2, 2024).

2.11
Sixth Amendment to Arrangement Agreement, dated March 29, 2024, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2024).

2.12
Seventh Amendment to Arrangement Agreement, dated April 25, 2024, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 30, 2024).

2.13
Eighth Amendment to Arrangement Agreement, dated May 8, 2024, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2024).

3.1
Certificate of Incorporation and Articles of Amendment of Canopy Growth Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

3.2
Bylaws of Canopy Growth Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021).

3.3
Amendment to Articles of Canopy Growth Corporation, filed on December 15, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 18, 2023).

3.4
Articles of Amendment to Articles of Incorporation of Canopy Growth Corporation, filed on April 12, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2024).

4.1
Form of Canopy Growth Corporation Common Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.2
Indenture, dated as of June 20, 2018, by and among Canopy Growth Corporation, Glas Trust Company LLC and Computershare Trust Company of Canada (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K, filed with the SEC on June 26, 2018).

4.3
Second Supplemental Indenture, dated as of June 29, 2022, by and among Canopy Growth Corporation, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 5, 2022).

4.4
Tranche A Amended and Restated Common Share Purchase Warrant, dated as of June 27, 2019, granted to CBG Holdings LLC (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.5
Tranche B Amended and Restated Common Share Purchase Warrant, dated as of June 27, 2019, granted to CBG Holdings LLC (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.6
Tranche C Amended and Restated Common Share Purchase Warrant, dated as of June 27, 2019, granted to CBG Holdings LLC (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.7
Indenture, dated February 21, 2023, between Canopy Growth Corporation and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 21, 2023).

4.8	Promissory Note, dated April 14, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 14, 2023).
4.9	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 18, 2023).

Exhibit Number	Description
4.10	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 19, 2024).
4.11	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 19, 2024).
4.12	Form of Convertible Debenture Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2024).
4.13	Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2024).
4.14†	Form of Subscription Receipt Agreement.
4.15†	Form of Unit Agreement.
4.16†	Form of Warrant Agreement.
4.17*	Form of Indenture, by and between Canopy Growth Corporation and Computershare Trust Company of Canada.
5.1*	Opinion of Cassels Brock & Blackwell LLP.
23.1*	Consent of PKF O’Connor Davies, LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
107*	Filing Fee Table.

*
Filed herewith.

†
If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

‡
Portions of this exhibit are redacted pursuant to Item 601 of Regulation S-K.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(iv)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(v)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(vi)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(vii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(viii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(ix)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 5th day of June, 2024.
CANOPY GROWTH CORPORATION
By:
/s/ David Klein

Name:
David Klein

Title:
Chief Executive Officer

POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints David Klein and Judy Hong, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David Klein David Klein	Chief Executive Officer, Director (Principal Executive Officer)	June 5, 2024
/s/ Judy Hong Judy Hong	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2024
/s/ David Lazzarato David Lazzarato	Director, Chair of the Board	June 5, 2024
/s/ Willy Kruh Willy Kruh	Director	June 5, 2024
/s/ Luc Mongeau Luc Mongeau	Director	June 5, 2024
/s/ Theresa Yanofsky Theresa Yanofsky	Director	June 5, 2024

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canopy Growth Corporation in the United States, on this 5th day of June, 2024.
By:
/s/ Judy Hong

Name: Judy Hong
Title:  Chief Financial Officer
Canopy Growth Corporation — Authorized Representative in the United States